Exhibit 10.4

Employment Contract Amendment Agreement

This Employment Contract Amendment Agreement (this “Amendment Agreement”) is entered into this 12th day of May 2013 by and among:

Party A (Employer): AsiaInfo-Linkage Technologies (China), Inc.

Legal Representative: Steve Zhang

Address: 3, 4/F, Zhongdian Information Tower, No. 6, Zhongguancun South Street, Haidian

District, Beijing

Postal Code: 100086

Party B (Employee): Yadong Jin

ID Card/Passport No.: 320902197007200012

Home Address: Apartment 202, Unit 6, Building 10, Quanzong Road, Haidian District, Beijing

Telephone: 13701004020

Party C (Third Party Beneficiary): Skipper Holdings Limited

Authorized Signatory: Ji Zhen

Communication Address: 28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong

Whereas, Party A and Party B executed an Employment Contract of AsiaInfo-Linkage Technologies (China), Inc. on November 12, 2011 (the “Original Employment Contract”), pursuant to which, Party A shall employ Party B as senior vice president;

Whereas, Skipper Limited (“Parent”), Skipper Acquisition Corporation and AsiaInfo-Linkage, Inc., a company which indirectly holds 100% equity interest in Party A, executed an Agreement and Plan of Merger (the “Merger Agreement”) on or about the date hereof, and subject to the consummation of the closing (the “Merger Closing”) contemplated under the Merger Agreement, Party A and Party B desire to amend the Original Employment Contract in accordance with the terms hereof; and

Whereas, upon consummation of the Merger Closing, Party C will hold indirectly 100% of the equity in Party A, and accordingly enjoy the benefit of the services provided by Party B to Party A under the Original Employment Contract and this Amendment Agreement.

NOW, THEREFORE, pursuant to the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China and other applicable laws and regulations, and after negotiations on an equal footing, Party A, Party B and Party C hereby voluntarily enter into this Amendment Agreement and agree to comply with the terms of this Amendment Agreement.

1.	Amendments to the Original Employment Contract

Article 1.2 of the Original Employment Contract originally reading “If this Contract is a fixed duration, this Contract shall commence on November 12, 2011 and terminate on November 11, 2014 (the “Expiration Date”), with no probationary period” shall be amended to read as follows:

“If this Contract is a fixed duration, this Contract shall commence on November 12, 2011 and terminate on the fifth anniversary of the date of the Merger Closing (the “Expiration Date”), with no probationary period.”

2.	Options

After the date of the Merger Closing, pursuant to the Merger Agreement, any and all the options then held by Party B in AsiaInfo-Linkage, Inc. shall be converted accordingly into options, restricted cash or shares or any other similar awards in Parent or an affiliate thereof.

3.	Miscellaneous

3.1	Articles 1 and 2 hereof are conditional. They shall (i) immediately take effect upon consummation of the Merger Closing, and (ii) prior to the consummation of the Merger Closing or if the Merger Closing fails to be consummated, not take effect, and the Original Employment Contract shall remain in full force and effect in accordance with its original terms. This Article 3 shall take effect upon execution of this Amendment Agreement.

3.2	Party B hereby represents and warrants that Party B enters into this Amendment Agreement with Party A and Party C voluntarily in reliance on his full understanding of his rights available under the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China and other applicable laws and regulations.

3.3	After this Amendment Agreement becomes effective, other than those terms expressly amended hereby, the terms in the Original Employment Contract shall remain unchanged. Unless by written agreement among all the three parties hereto, this Amendment Agreement may not be amended. This Amendment Agreement shall be executed in Chinese, in three (3) counterparts, with each party to hold one (1).

IN WITNESS WHEREOF, the parties hereto have affixed their appropriate signatures or seals onto this Amendment Agreement on the date first above written.

Party A: AsiaInfo-Linkage Technologies (China), Inc.

Seal:	/s/ AsiaInfo-Linkage Technologies (China), Inc.

Party B: Yadong Jin

Signature:	/s/ Yadong Jin

Party C: Skipper Holdings Limited

Signature:	/s/ Ji Zhen